Exhibit 99.1

AeroGrow Appoints New Chief Financial Officer

Boulder, CO - May 27, 2008 - AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced that it has appointed H. MacGregor (Greg) Clarke as its new Chief Financial Officer, effective May 23, 2008.

Greg Clarke brings to AeroGrow an extensive background in finance, operations and strategy, as well as consumer product experience, having served as President, CEO and CFO at a number of high-growth companies in his career. Most recently, Mr. Clarke was CEO (and previously CFO) of Ankmar, LLC, a private equity-owned, nationwide garage door manufacturer, distributor and installer, where he successfully restructured the company's operations and managed the sale of Ankmar to strategic buyers. Previously, he served as an operating group CFO, then Vice President and General Manager for Johns Manville Corporation, a $2.2 billion building materials subsidiary of Berkshire Hathaway Inc. There he was responsible for all operations and financial performance for the Building Insulation Division. Mr. Clarke also served as Vice President, Corporate Treasurer and International Division CFO for The Coleman Company, Inc. during a period of substantial top-line growth. Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including Director, Corporate Strategic Planning, where he led strategy and planning for the worldwide beverage sector.

"Greg's considerable expertise in financial planning, managing debt portfolios and top-level general management and leadership adds an insightful financial mind to AeroGrow's management team," said Jerry Perkins, CEO of AeroGrow. "We've just finished a year of almost 200% growth and are poised to continue that growth through 2008 and beyond. Our financial needs, from working capital to financial systems and reporting, are changing fast. Greg is the right person to bring the systems and expertise together to provide us with the financial tools and vision to profitably manage our hyper-growth business."

Mr. Clarke replaced AeroGrow's previous CFO, Mitchell Rubin, who has left the Company to pursue other interests.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden® line of indoor gardening products. AeroGardens feature NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate	Investor
John Thompson	Budd Zuckerman
AeroGrow International, Inc.	Genesis Select Corporation
(303) 444-7755	(303) 415-0200
john@aerogrow.com	bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette, Jerry Perkins, and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.